                                                                    Exhibit 10.4



                          CONWAY-STUART MEDICAL, INC.

                           SERIES C PREFERRED STOCK

                              PURCHASE AGREEMENT

                                August 30, 1999

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.       Purchase and Sale of Shares........................................   1

         1.1      Sale of Shares............................................   1
         1.2      Closing...................................................   1

2.       Representations and Warranties of the Company......................   1

         2.1      Organization, Good Standing and Qualification.............   1
         2.2      Capitalization............................................   2
         2.3      Subsidiaries..............................................   2
         2.4      Authorization.............................................   2
         2.5      Valid Issuance of Preferred and Common Stock..............   3
         2.6      Governmental Consents.....................................   3
         2.7      Litigation................................................   3
         2.8      Proprietary Information and Inventions Agreements.........   4
         2.9      Patents and Trademarks....................................   4
         2.10     Compliance with Other Instruments.........................   4
         2.11     Agreements; Action........................................   4
         2.12     Disclosure................................................   5
         2.13     Registration Rights.......................................   5
         2.14     Title to Property and Assets..............................   5
         2.15     Minute Books..............................................   6
         2.16     Section 83(b) Elections...................................   6
         2.17     Financial Statements......................................   6
         2.18     Liabilities...............................................   6
         2.19     Changes...................................................   6
         2.20     Tax Returns, Payments and Elections.......................   7
         2.21     Insurance.................................................   8
         2.22     Labor Agreements and Actions..............................   8
         2.23     Employees.................................................   8
         2.24     Real Property Holding Corporation.........................   8
         2.25     Investment Company Act....................................   8
         2.26     Permits...................................................   9
         2.27     Environmental and Safety Laws.............................   9
         2.28     Food, Drug and Cosmetic Act...............................   9
         2.29     Year 2000.................................................   9
         2.30     Qualified Small Business Stock............................   9

3.       Representations and Warranties of the Investors....................  10

         3.1      Authorization.............................................  10
         3.2      Purchase Entirely for Own Account.........................  10
         3.3      No Public Market..........................................  10
         3.4      Disclosure of Information.................................  10
         3.5      Investment Experience.....................................  10

         3.6      Restricted Securities.....................................  10
         3.7      Further Limitations on Disposition........................  11
         3.8      Legends...................................................  11

4.       Conditions of Investor's Obligations at the Closing................  11

         4.1      Representations and Warranties Correct....................  11
         4.2      Covenants.................................................  11
         4.3      Election of Directors.....................................  11
         4.4      Amended Certificate.......................................  11
         4.5      Stockholder Rights Agreement..............................  12
         4.6      Opinion of Company's Counsel..............................  12
         4.7      Compliance Certificate....................................  12
         4.8      Material Adverse Event....................................  12
         4.9      Proceedings and Documents.................................  12
         4.10     Operating Plan............................................  12
         4.11     Generator Production Plan.................................  12
         4.12     Minimum Investment........................................  12

5.       Conditions of the Company's Obligations at the Closing.............  12

         5.1      Representations and Warranties............................  12
         5.2      Payment of Purchase Price.................................  12
         5.3      Amended Certificate.......................................  13
         5.4      Qualifications, Legal Investment..........................  13
         5.5      Stockholder Rights Agreement..............................  13

6.       Covenants of the Company...........................................  13

         6.1      Market Standoff Agreements................................  13
         6.2      Board Meetings............................................  13
         6.3      Assignment of Repurchase Rights and Right of First Refusal  13
         6.4      Qualified Small Business Stock............................  13
         6.5      Proprietary Information and Inventions Agreement..........  14
         6.6      Changes to Series C Liquidation Preference................  14
         6.7      Termination of Covenants..................................  14

7.       Miscellaneous......................................................  14

         7.1      Successors and Assigns....................................  14
         7.2      Survival..................................................  14
         7.3      Governing Law.............................................  14
         7.4      Counterparts..............................................  14
         7.5      Titles and Subtitles......................................  14
         7.6      Notices...................................................  14
         7.7      Finder's Fee..............................................  15
         7.8      Amendments and Waivers....................................  15
         7.9      California Corporate Securities Law.......................  15
         7.10     Expenses..................................................  15

         7.11     Severability..............................................  15
         7.12     Aggregation of Stock......................................  16
         7.13     Entire Agreement..........................................  16
EXHIBITS

                  A        Schedule of Investors
                  B        Amended and Restated Certificate of Incorporation
                  C        Schedule of Exceptions
                  D        Amended and Restated Stockholder Rights Agreement
                  E        Opinion of Company Counsel

                  SERIES C PREFERRED STOCK PURCHASE AGREEMENT

     THIS SERIES C PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 30th day of August 1999, by and between Conway-Stuart Medical, Inc., a Delaware corporation, located at 735 Palomar Avenue, Sunnyvale, CA, 94086 (the "Company"), and the investors listed on Exhibit A hereto, each of which is
                                        ---------
herein referred to as an "Investor."

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   Purchase and Sale of Shares.
          ---------------------------

          1.1  Sale of Shares.
               --------------

               (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) an Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit B (the
                                                            ---------
"Amended Certificate") which provides for the creation and issuance of 10,500,000 shares of Series C Preferred Stock.

               (b) Subject to the terms and conditions of this Agreement, each Investor agrees to purchase and the Company agrees to sell and issue to each Investor, that number of shares of the Company's Series C Preferred Stock, up to a total of 10,333,333 shares, set forth opposite such Investor's name in
Exhibit A hereto at the purchase price of $1.50 per share.
---------

               (c) The up to 10,333,333 shares of Series C Preferred Stock sold to the Investors pursuant to this Agreement are hereinafter referred to as the "Shares." The total amount of Common Stock and other securities issuable upon conversion of the Shares is hereinafter referred to as the "Conversion Stock." The Shares and the Conversion Stock are hereinafter collectively referred to as the "Securities."

          1.2  Closing. The purchase and sale of the Shares shall take place at
               -------
the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California at 1:00 p.m., on August 30, 1999, or at such other time and place as the Company and Investors mutually agree upon (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to each Investor a certificate representing the Shares which such Investor is purchasing against delivery to the Company by such Investor of a check, wire transfer or cancellation of indebtedness in the aggregate amount of the purchase price therefor payable to the Company's order.

     2.   Representations and Warranties of the Company. The Company hereby
          ---------------------------------------------
represents and warrants to each Investor that, as of the Closing and except as set forth on a Schedule of Exceptions attached hereto as Exhibit C, which
                                                         ---------
exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1  Organization, Good Standing and Qualification. The Company is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties or financial condition or prospects.

          2.2  Capitalization. Immediately prior to the Closing, the authorized
               --------------
capital of the Company consists, or will consist, of:

               (a) 17,800,000 shares of Preferred Stock with a par value of $0.001 (the "Preferred Stock"), of which 2,100,000 shares have been designated Series A Preferred Stock, 5,200,000 shares have been designated Series B
--------                                                        --------
Preferred Stock and 10,500,000 shares have been designated Series C Preferred Stock. Immediately prior to the Closing, the Company has issued and outstanding 1,871,000 shares of Series A Preferred Stock, 5,132,744 shares of Series B Preferred Stock and warrants for the purchase of 210,000 shares of Series A Preferred Stock. Up to 10,500,000 shares of Series C Preferred Stock will be sold pursuant to this Agreement. The rights, preferences, privileges and restrictions of the Shares will be as stated in the Amended Certificate.

               (b) 30,000,000 shares of Common Stock (the "Common Stock"), of which 4,970,139 shares and warrants for the purchase of 64,000 shares are issued and outstanding.

               (c) 4,700,000 shares of Common Stock reserved for issuance pursuant to the Company's 1997 Stock Option Plan, under which no options have been exercised and options exercisable for up to 1,998,000 shares of Common Stock are issued and outstanding.

               (d) Except as provided herein and except for (i) the conversion privileges of the Preferred Stock and (ii) the right of first offer provided in the Amended and Restated Stockholder Rights Agreement, the form of which is attached hereto as Exhibit D (the "Rights Agreement"), there are no other
                   ---------
outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

          2.3  Subsidiaries. The Company does not presently own or control,
               ------------
directly or indirectly, any interest in any other corporation, association, joint venture, partnership or other business entity.

          2.4  Authorization. All corporate action on the part of the Company,
               -------------
its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Rights Agreement (collectively the "Financing Documents"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of the Shares being sold hereunder and the Conversion Stock has been taken or will be taken prior to the Closing, and the Financing Documents constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect of rules of law governing specific performance, injunctive relief or other equitable remedies.

          2.5  Valid Issuance of Preferred and Common Stock.
               --------------------------------------------

               (a) The Securities, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein and therein, (i) will be duly and validly issued, fully paid and nonassessable, (ii) will not be subject to any preemptive rights or liens, claims or encumbrances other than restrictions on transfer imposed pursuant hereto or any agreement required hereunder or under applicable federal or state securities laws, and
(iii) based in part upon the representations of the Investors in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Conversion Stock has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Amended Certificate, shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Shares hereunder.

               (b) The outstanding shares of Common Stock and Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

          2.6  Governmental Consents. No consent, approval, order or
               ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to any state or federal securities laws.

          2.7  Litigation. There is no action, suit, proceeding or investigation
               ----------
pending or currently threatened against the Company which questions the validity of the Financing Documents, or the right of the Company to enter into each such agreement, or to consummate the transactions contemplated thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any material change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, the use in connection with the Company's business of any information or techniques allegedly proprietary to any of the prior employment of the Company's employees, or their obligations under any agreements with prior employers. The Company is not a party to, nor subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

          2.8  Proprietary Information and Inventions Agreements. As of the date
               -------------------------------------------------
of the Closing, each current and former employee, consultant and officer of the Company will have executed a Proprietary Information and Inventions Agreement.

          2.9   Patents and Trademarks. The Company has sufficient title and
                ----------------------
ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of the Financing Documents, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.



          2.10  Compliance with Other Instruments. The Company is not in
                ---------------------------------
violation or default of any provisions of its Amended Certificate or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Financing Documents, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

          2.11  Agreements; Action.
                ------------------

               (a) Except for agreements explicitly contemplated hereby, there are no material agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliates thereof.

               (b) There are no agreements, understandings, instruments, contracts or proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which involve (i) obligations of, or payments to the Company in excess of

$25,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company.

               (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

               (d) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Amended Certificate or Bylaws, which materially adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

               (e) The Company has not engaged in the past twelve (12) months in any discussion (i) with any representative of any person regarding the consolidation or merger of the Company with or into any such person, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

          2.12 Disclosure. The Company has fully provided each Investor with all
               ----------
the information which such Investor has requested for deciding whether to purchase the Shares and all information which the Company believes is reasonably necessary to enable such Investor to make such decision, including the Company's current Business Plan. Neither the Financing Documents, nor any other statements or certificates made or delivered in connection herewith, including the Company's current Business Plan, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          2.13 Registration Rights. Except as provided in the Rights Agreement,
               -------------------
the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

          2.14 Title to Property and Assets. The Company owns its property and
               ----------------------------
assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

          2.15 Minute Books. The minute books of the Company contains a complete
               ------------
and correct summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

          2.16 Section 83(b) Elections. To the best of the Company's knowledge,
               -----------------------
all elections and notices required by Section 83(b) of the Internal Revenue Code, as amended (the "Code") and any analogous provisions of applicable state tax laws have been timely filed by all individuals who have purchased shares of the Company's Common Stock.

          2.17 Financial Statements. The Company has made available to each
               --------------------
Investor its unaudited financial statements (balance sheet, statement of operations and cash flow) for the period of inception through the year ended as of December 31, 1998 and its unaudited financial statements (balance sheet, statement of operations, cash flow and related footnotes) for January 1, 1999 through June 30, 1999 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject, in the case of unaudited financial statements, to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the Financial Statements, not to exceed $25,000, and (ii) obligations under contracts and commitments incurred in the ordinary course of business, not to exceed $25,000, and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

          2.18 Liabilities. The Company has no material liabilities and, to its
               -----------
knowledge, knows of no material contingent liabilities not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the date of the Financial Statements which have not been, either in any individual case or in the aggregate, materially adverse.

          2.19 Changes. Since June 30, 1999, there has not been:
               -------

               (a) any change in the assets, liabilities, condition (financial or otherwise), affairs, earnings, business, operations or prospects of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business and consistent with past practice which have not been, either in any case or in the aggregate, materially adverse to the Company;

               (b) any change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty or any assurance of performance or payment, endorsement, indemnity, warranty or otherwise, which obligation is individually in excess of $25,000 or in excess of $50,000 in the aggregate;

               (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company;

               (d) any waiver by the Company of a valuable right or of a material debt owed to it;

               (e) any material loan made by the Company to its employees, officers or directors other than advances of expenses made in the ordinary course of business and consistent with past practice;

               (f) any material increase (or agreement or commitment to materially increase) in the compensation of any of the Company's executive employees, officers or directors;

               (g) any declaration or payment of any dividend or other distribution of the assets of the Company or any direct or indirect redemption, purchase or acquisition of any of the Company's securities other than repurchases of Common Stock from terminated employees, consultants, officers and directors pursuant to written agreements;

               (h) any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts or for current liabilities incurred in the ordinary course of business;

               (i) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

               (j) any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company, including compensation agreements with the Company's employees; or

               (k) any other event or condition of any character which has or, to the Company's knowledge, will likely in the future, materially and adversely affect the Company's business, prospects, condition, affairs, operations, properties or assets.

          2.20 Tax Returns, Payments and Elections. The Company has timely filed
               -----------------------------------
all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions.

          2.21 Insurance. The Company maintains in full force and effect fire
               ---------
and casualty insurance policies, with coverage in sufficient amounts to allow it to replace any of its properties that might be damaged or destroyed.

          2.22 Labor Agreements and Actions. The Company is not bound by or
               ----------------------------
subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the best of the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company.

          2.23 Employees. The Company has no collective bargaining agreements
               ---------
with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. No employee has any agreement or contract, written or verbal, regarding his employment. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge, the continued employment by the Company of its present employees, and the performance of the Company's with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

          2.24 Real Property Holding Corporation. The Company is not a real
               ---------------------------------
property holding corporation within the meaning of Code Section 897(c)(2) and any regulations promulgated thereunder.

          2.25 Investment Company Act. The Company is not an "investment
               ----------------------
company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          2.26 Permits. The Company has all franchises, permits, licenses, and
               -------
any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

          2.27 Environmental and Safety Laws. To the best of its knowledge, the
               -----------------------------
Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

          2.28 Food, Drug and Cosmetic Act. To the best of its knowledge, the
               ---------------------------
Company is in compliance with the rules and regulations of the Federal Food, Drug and Cosmetic Act, as amended, and any other applicable federal or state law, regulation or statute related thereto.

          2.29 Year 2000. To the best of its knowledge, (i) the cost to the
               ---------
Company to complete any reprogramming required to permit the proper functioning, in and following the year 2000, of the Company's software products, devices and programs, whether currently in use or under development, and the computer systems and equipment containing embedded microchips used in the Company's business, and (ii) the reasonably foreseeable consequences for year 2000 to the Company (including, without limitation, reprogramming errors, the performance of software products or services provided by the Company and the failure of others' systems or equipment) will not have a material adverse effect on the Company's business.

          2.30 Qualified Small Business Stock.
               ------------------------------

               (a) As of and immediately following the Closing Date, the Shares will meet each of the requirements for qualification as "qualified small business stock" set forth in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code"), including without limitation the following: (i) the Company will be a domestic C corporation, (ii) the Company will not have made any purchases of its own stock described in Code Section 1202(c)(3)(B) during the one-year period preceding the Closing, and (iii) the Company's (and any predecessor's) aggregate gross assets, as defined by Code Section 1202(d)(2), at no time between inception and through the Closing Date have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code
Section 1202(d)(3).

               (b) As of the Closing Date, at least 80% (by value) of the assets of the Company are used by it in the active conduct of one or more qualified trades or businesses, as defined by Code Section 1202(e)(3), and the Company is an eligible corporation, as defined by Code Section 1202(e)(4).

     3.   Representations and Warranties of the Investors. Each Investor hereby
          -----------------------------------------------
severally and not jointly represents and warrants that:

          3.1  Authorization. This Agreement constitutes its valid and legally
               -------------
binding obligation, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect of rules of law governing specific performance, injunctive relief or other equitable remedies.

          3.2  Purchase Entirely for Own Account. This Agreement is made with
               ---------------------------------
each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Shares will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. Each Investor represents that it has full power and authority to enter into this Agreement.

          3.3  No Public Market. The Investor understands that no public market
               ----------------
now exists for any of the securities issued by the Company and that it is uncertain whether a public market will ever exist for the Shares or the Underlying Stock.

          3.4  Disclosure of Information. Each Investor believes it has received
               -------------------------
all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in
Section 2 of this Agreement, nor the right of the Investors to rely thereon.
---------

          3.5  Investment Experience. Each Investor is an investor in
               ---------------------
securities of companies in the development stage and acknowledges that it is able to fend for itself, and bear the economic risk of the complete loss of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, Investor also represents that it has not been organized for the purpose of acquiring the Shares.

          3.6  Restricted Securities. Each Investor understands that the Shares
               ---------------------
it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act") only in certain limited circumstances. In this connection, each Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations
     --------
imposed thereby and by the Act.

          3.7  Further Limitations on Disposition. Without in any way limiting
               ----------------------------------
the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Shares (or the Conversion Stock) except in compliance with the Rights Agreement.

          3.8  Legends. It is understood that the certificates evidencing the
               -------
Shares (and the Conversion Stock) may bear a legend in substantially the following form:

               (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

               (b) Any legend required by the law of the State of California or any other applicable state.

     4.   Conditions of Investor's Obligations at the Closing. The obligations
          ---------------------------------------------------
of each Investor under Section 1.1(b) of this Agreement are subject to the fulfillment of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

          4.1  Representations and Warranties Correct. The representations and
               --------------------------------------
warranties made in Section 2 hereof shall be true and correct when made, and
                   ---------
shall be true and correct on the Closing Date.

          4.2  Covenants. All covenants, agreements and conditions contained in
               ---------
this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

          4.3  Election of Directors. The members of the Board of Directors as
               ---------------------
of the Closing shall be selected as set out in the Amended Certificate. Additionally, the Bylaws shall provide for an authorized number of four to seven directors, fixed at four directors. Immediately after the Closing the Board shall consist of the following individuals: Tom Winter and Alan Kaganov, who shall be the Series B Preferred Stock representatives, David Fann, who shall be the Series C Preferred Stock representative and Stuart Edwards, who shall be the designee of the holders of Series A Preferred Stock and Common Stock. Two Board seats shall remain open, to be filled by a new Chief Executive Officer and an outside independent director.

          4.4  Amended Certificate. The Amended Certificate, attached hereto as
               -------------------
Exhibit B, shall have been filed with the Secretary of State of the State of
---------
Delaware.

          4.5  Stockholder Rights Agreement. The Company and the Investors
               ----------------------------
shall have entered into the Rights Agreement attached hereto as Exhibit D.
                                                                ---------

          4.6  Opinion of Company's Counsel. At the Closing the Investors shall
               ----------------------------
have received from Wilson Sonsini Goodrich & Rosati, counsel to the Company, an opinion in substantially the form attached hereto as Exhibit E.
                                                     ---------

          4.7  Compliance Certificate. The Company shall have delivered to the
               ----------------------
Investors a certificate, executed by the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 4.1 and 4.2 of this Agreement.

          4.8  Material Adverse Event. No event that has or could be reasonably
               ----------------------
expected to have a material adverse affect on the Company's business, prospects, financial condition, or results of operations shall have occurred after the date of this Agreement.

          4.9  Proceedings and Documents. All corporate and other proceedings in
               -------------------------
connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors and their special counsel, and the Investors and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          4.10 Operating Plan. The Company shall have completed a year 2000
               --------------
Operating Plan satisfactory to the Investors.

          4.11 Generator Production Plan. The Company shall have completed to
               -------------------------
the satisfaction of the Company's Board of Directors and Excelsior Private Equity Fund II, Inc. ("Excelsior") a Generator Production Plan that includes cash requirements.

          4.12 Minimum Investment. The Company shall have on the date hereof
               ------------------
accepted and received at least $12,500,000 in investments from Investors pursuant to the terms of this Agreement.

     5.   Conditions of the Company's Obligations at the Closing. The
          ------------------------------------------------------
obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective unless consented to in writing by the
Company:

          5.1  Representations and Warranties. The representations and
               ------------------------------
warranties of each Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

          5.2  Payment of Purchase Price. All of the Investors shall have
               -------------------------
delivered the purchase price specified in Section 1.1(b).

          5.3  Amended Certificate. The Amended Certificate shall have been
               -------------------
accepted for filing by the Delaware Secretary of State.

          5.4  Qualifications, Legal Investment. All authorizations, approvals,
               --------------------------------
or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares or the proposed issuance of the Underlying Stock shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the Securities and Exchange Commission, the California Commissioner of Corporations, or any commissioner of corporations or similar officer of any other state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares and the proposed issuance of the Underlying Stock shall be legally permitted by all laws and regulations to which the Investors and the Company are subject.

          5.5  Stockholder Rights Agreement. The Company, each Investor, and
               ----------------------------
the requisite holders of Preferred Stock shall have entered into the Rights Agreement.

     6.   Covenants of the Company. The Company hereby covenants to each
          ------------------------
Investor that:

          6.1  Market Standoff Agreements. The Company shall ensure that all
               --------------------------
current and future stockholders execute a Market Standoff Agreement or are bound by the provisions of a Market Standoff Agreement pursuant to which such holders will agree, if so requested by the Company or any underwriter's representative in connection with the first public offering of the Company's Common, not to sell or otherwise transfer any securities of the Company during a period of up to 180 days following the effective date of the applicable registration statement.

          6.2  Board Meetings. Except as otherwise agreed by a majority of the
               --------------
Directors, the Board of Directors shall meet quarterly. The Company shall reimburse outside directors for all reasonable out-of-pocket travel and expenses incurred in attending meetings of the Board or any Board committees.

          6.3  Assignment of Repurchase Rights and Right of First Refusal. If
               ----------------------------------------------------------
the Company elects not to exercise its repurchase rights or right of first refusal with respect to the Company's Common Stock, to the extent these rights are assignable, it will assign these rights pro-rata to all Major Investors, as defined in the Rights Agreement.

          6.4  Qualified Small Business Stock. The Company shall use
               ------------------------------
commercially reasonable efforts to ensure that the Shares meet each of the requirements for qualification as qualified small business stock, as set forth in Section 1202(c) of the Code.

          6.5  Proprietary Information and Inventions Agreement. The Company
               ------------------------------------------------
shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in the form delivered to counsel for the Investors.

          6.6  Changes to Series C Liquidation Preference. So long as any
               ------------------------------------------
Series C Preferred Stock shall be outstanding, the corporation shall not, without first obtaining the approval of the holders of a majority of the outstanding Series C Preferred Stock, which, in any event, shall include the affirmative vote of those Series C Preferred shares held by Excelsior, make any change to the liquidation preference of the Series C Preferred Stock, as provided in Article IV(2)(a) of the Amended Certificate.

          6.7  Termination of Covenants. The covenants set forth in this
               ------------------------
Section 6 shall terminate and be of no further force or effect upon the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public which results in the conversion of the Preferred Stock into Common Stock in accordance with the Company's Certificate of Incorporation as in effect at the time of the offering.

     7.  Miscellaneous.
         -------------

          7.1  Successors and Assigns. The terms and conditions of this
               ----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.2  Survival. The representations, warranties, covenants and
               --------
agreements made herein shall survive any investigation made by any Investor and the closing of the transactions contemplated hereby.

          7.3  Governing Law. This Agreement shall be governed by and construed
               -------------
under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          7.4  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.5  Titles and Subtitles. The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.6  Notices. Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or facsimile to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party in Exhibit A or, in the case of the Company, on
                                    ---------
the first page of this Agreement, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          7.7  Finder's Fee. Each party represents that it neither is nor will
               ------------
be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          7.8  Amendments and Waivers. Any term of this Agreement may be amended
               ----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least two-thirds of the Securities. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

          7.9  California Corporate Securities Law. THE SALE OF THE SECURITIES
               -----------------------------------
WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

          7.10 Expenses. Upon the Closing, the Company shall reimburse the
               --------
reasonable fees and expenses of two counsel for the Investors (one counsel to new Investors and one counsel to those who were also prior Investors) as well as any consulting and intellectual property reviews, provided that such expenses shall be reimbursed up to an aggregate of $25,000 (which amount includes up to $5,000 allocated to counsel for prior Investors).

          7.11 Severability. If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.12  Aggregation of Stock. All Shares held or acquired by affiliated
                --------------------
entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          7.13  Entire Agreement. This Agreement, together with all exhibits
                ----------------
attached hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        Conway-Stuart Medical, Inc.



                                        By:  /s/ Stuart D. Edwards
                                           -------------------------------
                                        Title:   CEO
                                              ----------------------------

                                      EXCELSIOR PRIVATE EQUITY FUND II, INC.



                                      By:      /s/ David I. Fann
                                         -----------------------------------
                                      Name:    David I. Fann
                                           ---------------------------------
                                      Title:   President & CEO
                                            --------------------------------

                                      ONSET ENTERPRISE ASSOCIATES III, L.P.
                                      By Managing Director
                                      OEA III Management LLC
                                      The General Partner of ONSET Enterprise
                                      Associates III, L.P.


                                      By:  /s/ Thomas E. Winter
                                         ---------------------------------------
                                           Thomas E. Winter

                                      U.S. VENTURE PARTNERS V, L.P.
                                      USVP V INTERNATIONAL V, L.P.
                                      2180 ASSOCIATES FUND V, L.P.
                                      USVP V ENTREPRENEUR PARTNERS, L.P.
                                      By Presidio Management Group V, L.L.C.
                                      Its General Partner


                                      By: /s/ Irwin Federman
                                         ---------------------------------------
                                          Irwin Federman
                                          Managing Member

                                      /s/ Alan L. Kaganov
                                      ---------------------------------------
                                      Alan L. Kaganov

                                      /s/ Leslie Bottorff
                                      ----------------------------------------
                                      Leslie Bottorff

                                      /s/ David B. Musket
                                      -----------------------------------------
                                      David B. Musket

                                      By:       /s/ Jordan M. Stitzer
                                         --------------------------------------

                                      Print Name:   Jordan M. Stitzer
                                                 ------------------------------

                                      Title:        Vice President
                                            -----------------------------------

                                   EXHIBIT A
                                   ---------

                             SCHEDULE OF INVESTORS

Investors                                             Number of Shares         Purchase Price
Excelsior Private Equity Fund II, Inc.                  4,000,000               $6,000,000.00
114 W. 47/th/ Street
New York, NY 10036-1532
Attn: David Fann

ONSET Enterprise Associates III, L.P./1/                1,666,667                2,500,000.50
2490 Sand Hill Road
Menlo Park, CA 94025
Attn: Thomas E. Winter

U. S. Venture Partners V, L.P./2/                       2,400,000                3,600,000.00
2180 Sand Hill Road, Suite 300
Menlo Park, CA  94025
Attn: Alan L. Kaganov

USVP V International, L.P./3/                             133,333                  199,999.50
2180 Sand Hill Road, Suite 300
Menlo Park, CA  94025
Attn: Alan L. Kaganov

2180 Associates Fund V, L.P./4/                            74,667                  112,000.50
2180 Sand Hill Road, Suite 300
Menlo Park, CA  94025
Attn: Alan L. Kaganov

_______________

     /1/ Of the amount purchased, 267,850 shares are issues upon conversion of the principal and interest owing on a promissory note issued to Onset Enterprise Associates III, L.P.

     /2/ Of the amount purchased, 241,065 shares are issues upon conversion of the principal and interest owing on a promissory note issued to U.S. Venture Partners V, L.P.

     /3/ Of the amount purchased, 13,392 shares are issues upon conversion of the principal and interest owing on a promissory note issued to USVP V International, L.P.

     /4/ Of the amount purchased, 7,499 shares are issues upon conversion of the principal and interest owing on a promissory note issued to 2180 Associates Fund V, L.P.

USVP V Entrepreneur Partners, L.P./5/                      58,667                    88,000.50
2180 Sand Hill Road, Suite 300
Menlo Park, CA  94025
Attn:  Alan L. Kaganov

Alan L. Kaganov                                            33,333                    49,999.50
2180 Sand Hill Road, Suite 300
Menlo Park, CA  94025

Leslie Bottorff                                            33,333                    49,999.50
2490 Sand Hill Road
Menlo Park, CA  94025

David B. Musket                                           100,000                         0.00/6/
125 Cambridgepark Drive, 1st. Flr.
Cambridge, MA  02140

Travelers Insurance Co.                                 1,333,333                 1,999,999.50
One Tower Square
Nine Plaza Building
Hartford, CT 06183
  Attn: John Britt

Total:                                                  9,833,333               $14,599,999.50

_______________

     /5/ Of the amount purchased, 5,892 shares are issues upon conversion of the principal and interest owing on a promissory note issued to USVP V Entrepreneur Partners, L.P.

     /6/ As partial consideration for Placement Agent fees.

                                      -2-